UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2008

General Electric Capital Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14804	06-1109503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On July 22, 2008, General Electric Company (“GE”), our parent, and Mubadala Development Company (“Mubadala”), headquartered in Abu Dhabi, UAE, announced a framework agreement on a global partnership encompassing a broad range of initiatives including commercial finance, clean energy research and development, aviation, industry and corporate learning.

The agreement provides for shared capital commitments to new joint ventures and investment funds.  In addition, Mubadala also plans over time to become a long-term GE shareholder. The expectation is that Mubadala will become one of GE’s top ten institutional investors through the open market, as conditions allow.  The multi-faceted partnership will include initiatives in the following areas:

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Commercial finance: Over the next 12 months, the two companies will establish a jointly owned global commercial financial services business headquartered in Abu Dhabi with best-in-class origination, funding and risk management capabilities. The two companies will each allocate $4 billion in equity for the venture over a three-year period. The new business initially will focus exclusively on investment opportunities generated through our existing origination and servicing capacity, with targeted assets in excess of $40 billion.

•
Clean energy and water R&D: GE and Mubadala will establish a clean energy technology center located in Masdar City, the new carbon neutral, zero-waste city in Abu Dhabi. The center will be an extension of GE’s global research network and will house up to 100 technologists developing new sustainable energy, water and other environmental technologies. GE will now have five research centers around the globe. GE also will establish an ecomagination® center in the Masdar facility to market and showcase its ecomagination products. Ecomagination® is GE’s business initiative that develops more energy-efficient and environmentally friendly products and services.

•
Investment funds: GE also intends to commit up to $50 million to Masdar’s second Clean-Tech Fund, focused on multi-geography investments in the clean technology sector and companies that simultaneously reduce dependency on traditional energy sources and the environmental burden of energy production. In addition, Mubadala intends to invest up to $200 million to GE Industrial Investment Partners, a new partnership of select global investors that will focus on providing growth capital to companies in the healthcare, energy, and transportation industries.

•
Aviation and oil & gas: GE and Abu Dhabi Aircraft Technologies (“ADAT”), Mubadala’s Middle Eastern aviation maintenance, repair and overhaul (MRO) company, will explore expansion of their MRO capabilities to support the large and growing number of GE aircraft engines in service in the region. GE will widen the scope of its joint venture with ADAT, called Gulf Turbine Services, to include field service and repair capability for the oil & gas industry in the UAE.

•
Corporate learning: Also housed in the Masdar facility will be a new corporate learning program. GE will manage the curriculum, courses and instructors, which will come from its “Crotonville” executive education program. This center will host the region’s business leaders and GE executives for training. It is expected to launch by the first quarter of 2009.

Implementation of the framework agreement is subject to negotiation of definitive documents and receipt of required regulatory approvals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Services, Inc.
(Registrant)

Date: July 22, 2008	/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller

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